EX-99.906CERT

CERTIFICATION

Edmund H. Nicklin, Jr., Chief Executive Officer, and Terry A. Wettergreen, Chief Financial Officer of The Westport Funds (the "Registrant"), each certify to the best of his or her knowledge that:

1. The Registrant's periodic report on Form N-CSR for the period ended June 30, 2013 (the "Form N-CSR") fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer The Westport Funds		Chief Financial Officer The Westport Funds

/s/ Edmund H. Nicklin, Jr.		/s/ Terry A. Wettergreen
Edmund H. Nicklin, Jr.		Terry A. Wettergreen
Date:	August 29, 2014	Date:	August 29, 2014

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Form N-CSR filed with the Commission.